Exhibit 5.4

[Letterhead of Stoel Rives, LLP]

                , 2011

USF Reddaway Inc.

c/o YRC Worldwide Inc.

10990 Roe Avenue

Overland Park, Kansas 66211

Re:	Registration Statement on Form S-1 (File No. 333-174277)

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to USF Reddaway Inc., an Oregon corporation (the “Guarantor”), in connection with the preparation of the Registration Statement on Form S-1 (File No. 333-174277) (as amended or supplemented, the “Registration Statement”).

You have advised us as follows:

(a) That the Registration Statement was originally filed with the Securities and Exchange Commission (the “Commission”) on May 17, 2011, under the Securities Act of 1933, as amended (the “Securities Act”), by YRC Worldwide Inc., a Delaware corporation (the “Company”), the Guarantor and certain other guarantors named therein (collectively, the “Guarantors”).

(b) The Registration Statement relates to the registration of $140,000,000 in aggregate principal amount of the Company’s 10% Series A Convertible Senior Secured Notes due 2015 (the “Series A Notes”) and $61,918,911 in aggregate principal amount of Series A Notes paid-in-kind in respect of interest on the Series A Notes (the “Additional Series A Notes”), $100,000,000 in aggregate principal amount of the Company’s 10% Series B Convertible Senior Secured Notes due 2015 (the “Series B Notes” and together with the Series A Notes, the “Initial Notes”) and $44,227,794 in aggregate principal amount of Series B Notes paid-in-kind in respect of interest or make whole premium on the Series B Notes (the “Additional Series B Notes” and together with the Additional Series A Notes, the “Additional Notes”, the Additional Notes together with the Initial Notes, the “Notes”), 4,999,999 shares of the Company’s Series B Convertible Preferred Stock, par value $1.00 per share (the “Series B Preferred Stock”), 5,978,390,212 shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”) issuable in respect of the Notes and the Series B Preferred Stock, and the guarantees of the Guarantors with respect to the Notes (collectively, the “Guarantees” and together with the Notes, the Series B Preferred Stock and the Common Shares, the “Securities”), as described in the Registration Statement.

USF Reddaway Inc.

                    , 2011

(c) The issuance of the Initial Notes, the Guarantees in respect of the Initial Notes and the Series B Preferred Stock is subject to certain conditions set forth under the caption “The Exchange Offer—Conditions to the Exchange Offer” (the “Closing Conditions”) in the prospectus forming a part of the Registration Statement (the “Prospectus”). In the event the Closing Conditions are satisfied or waived in accordance with the terms of the Prospectus, the Series A Notes and Guarantees in respect of the Series A Notes will be issued pursuant to an indenture (the “Series A Indenture”) dated as of the closing date of the exchange offer as described in the Prospectus (the “Closing Date”) by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), the Series B Notes and Guarantees in respect of the Series B Notes will be issued pursuant to an indenture dated as of the Closing Date by and among the Company, the Guarantors and the Trustee (the “Series B Indenture” and together with the Series A Indenture, the “Indentures”), and the Series B Preferred Stock will be issued pursuant to a certificate of designations filed with the Secretary of State of Delaware on or before the Closing Date.

In connection with the registration of the Guarantees, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (a) the organizational documents of the Guarantor, (b) minutes and records of the corporate proceedings of the Guarantor, (c) the form of the Indentures, (d) the form of the Notes, and (e) the form of the Guarantee to be issued by the Guarantor (in the case of clause (c), (d) and (e), as such forms have been filed as exhibits to the Registration Statement as of the date of this opinion letter).

For purposes of this opinion, in addition to the foregoing, which we have assumed is correct, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Guarantor) and the due authorization, execution and delivery of all documents by the parties thereto (other than the Guarantor). We have not independently investigated, established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and the Guarantor.

We have also assumed that:

(i) the Registration Statement will be effective at the time the Securities are offered as contemplated by the Registration Statement;

(ii) any applicable prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby to the extent necessary;

USF Reddaway Inc.

                    , 2011

(iii) all Securities will be offered and sold in the manner stated in the Registration Statement or any applicable prospectus supplement and in compliance with applicable federal and state securities laws;

(iv) the Notes and the Guarantees will be issued and sold in accordance with, and in the form and containing the terms as set forth in, the forms of the Indentures, and in compliance with applicable federal and state securities laws; and

(v) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Securities to be offered and sold in the manner stated in the Registration Statement or any applicable prospectus supplement.

We do not represent the Guarantor on a general or regular basis and, accordingly, have no detailed information concerning its business or operations. Therefore, except as otherwise expressly provided herein, nothing contained herein should be construed as an opinion regarding the Guarantor or its operations satisfying or otherwise complying with any local laws or ordinances or laws or ordinances of general application pertaining to the particular business and operations of the Guarantor.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.

The Guarantor is a corporation duly incorporated and, based solely on a Certificate dated             , 2011, from the Corporation Division of the Office of the Secretary of State of the State of Oregon, validly existing under the laws of the State of Oregon.

2.

The Guarantor (a) has duly authorized the Indentures and the Guarantees to be issued by it, (b) has duly authorized the Guarantor’s performance of its obligations under the Indenture and such Guarantee by all requisite corporate action, and (c) has the corporate power and authority to enter into and perform its obligations under the Indenture and such Guarantee.

3.

The execution and delivery of the Indentures and the Guarantees to be issued by the Guarantor by [the President, any Vice President, the Treasurer, the Secretary or any Assistance Secretary] of the Guarantor have been duly authorized by all requisite corporate action.

4.

The execution and delivery by the Guarantor of the Indentures and the Guarantees to be issued by it and the performance by the Guarantor of its obligations thereunder (including with respect to the Guarantee to be issued by the Guarantor) will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of (i) the articles of incorporation or bylaws of the Guarantor or (ii) any law, rule or regulation of the State of Oregon that we, in the exercise of customary professional diligence would reasonably recognize as being

USF Reddaway Inc.

                    , 2011

applicable to Guarantor and the transactions contemplated by the Indenture (such laws, rule and regulations are referred to in this opinion as “Applicable Laws”).

5.

No consent, waiver, approval, authorization or order of any State of Oregon court or governmental authority of the State of Oregon is required under Applicable Law in connection with the execution and delivery of the Guarantee to be issued by the Guarantor.

We express no opinion with respect to the Series B Preferred Shares or the Common Shares. Furthermore, our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of: (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; (iv) any laws except the laws of the State of Oregon and the Oregon case law decided thereunder; and (v) the “Blue Sky” laws and regulations of State of Oregon.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is limited to the laws, including the rules and regulations, as in effect on the date on which the Registration Statement is declared effective by the Commission under the Securities Act, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present laws of the State of Oregon be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and will be incorporated by reference in the Registration Statement. This opinion may not be used, circulated, quoted or otherwise relied upon for any other purpose, except that Kirkland & Ellis LLP may rely upon this opinion in connection with its opinion addressed to the Company, dated the date hereof and filed with the Registration Statement, to the same extent as if it were an addressee hereof.

We hereby consent to the filing of this opinion with the commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

STOEL RIVES, LLP